Exhibit 10.3
U.S. SUB-PLAN TO THE RISKIFIED LTD. 2013 EQUITY PLAN

Adopted: May 10, 2015
Amended and Restated: February 23, 2021

1.PURPOSE
The Board of Directors of Riskified Ltd. (the “Board” and the “Company”, respectively) established the Riskified Ltd. 2013 Equity Plan as amended (the “Plan”) to provide eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest in the Company as an incentive for them to remain in the service of the Company. Through the Plan, the Company established a framework to provide incentives to employees, directors, consultants and other service providers of the Company (or any Affiliate), including Riskified, Inc., a Delaware corporation, and any other subsidiary established in United States or incorporated outside United States but having employees, directors, consultants and other service providers in United States.
The Board determined that it was necessary and desirable to establish a sub-plan of the Plan for the purpose of granting Awards which qualify as Incentive Stock Options or Nonstatutory Stock Options within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), to cause all Awards under the Plan to be exempt from or comply with Section 409A of the Code, and to comply with U.S. and state securities laws. The terms of the Plan, as amended from time to time, shall, subject to the modifications in the following sub-plan, constitute the U.S. Sub-Plan of the Riskified Ltd. 2013 Equity Plan (the “U.S. Sub-Plan”).
This U.S. Sub-Plan is to be read as a continuation of the Plan and only modifies Awards granted to Participants who are United States residents, United States taxpayers, or those persons who are or could be deemed to be United States taxpayers as determined by the Board so that the Awards comply with the requirements of applicable laws of the United States and applicable states, as may be amended or replaced from time to time. For the avoidance of doubt, this U.S. Sub-Plan does not add to or modify the Plan in respect of any other category of Participant or any holder of Awards.
The Plan and this U.S. Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this U.S. Sub-Plan and the Plan, the provisions set out in this U.S. Sub-Plan shall prevail as to those persons whose Awards are subject to this U.S. Sub-Plan.
Although this U.S. Sub-Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 of the Securities Act grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701 of the Securities Act or Section 25102(o) of the California Corporations Code. Any requirement of this Plan that is required in law only because of Section 25102(o) of the California Corporations Code need not apply if the Board so provides. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the common shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this U.S. Sub-Plan, the Company will have no obligation to issue or deliver certificates for Shares under this U.S. Sub-Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares under the

Securities Act or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure so do.
2.INTERPRETATION
For the purposes of the U.S. Sub-Plan the definitions set out in Section 3.2 (Definitions) of the Plan shall apply to the U.S. Sub-Plan as such definitions apply to the Plan and in addition, the following terms shall have the following meanings (unless the context requires otherwise):
2.1“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or to an Affiliate, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.
2.2“Director” means a member of the Board and a member of the board of directors of a "parent corporation" or "subsidiary corporation" (as those terms are defined in Section 424 of the Code) with respect to the Company.
2.3“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of the Company or an Affiliate and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
2.4“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
2.5“Incentive Stock Option” means an Award intended to be (as set forth in the Option Agreement or the Restricted Share Unit Agreement, as applicable) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
2.6“IPO” means the consummation of a firm commitment underwritten public offering for shares of Common Stock pursuant to an effective registration statement on Form S-1 or Form F-1 filed with the U.S. Securities and Exchange Commission under the Securities Act.

2.7“Nonstatutory Stock Option” means an Award not intended to be (as set forth in the Option Agreement or the Restricted Share Unit Agreement, as applicable) or which does not qualify as an Incentive Stock Option.
2.8 “Securities Act” means the U.S. Securities Act of 1933, as amended.
2.9“Ten Percent Stockholder” means a person who, at the time an Award is granted to such person, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code).
3.TERMS
Notwithstanding anything in the Plan to the contrary, the following terms and conditions shall apply to all Awards granted by the Company under the U.S. Sub Plan.
3.1Section 409A Compliance. The Company intends that Awards granted pursuant to this U.S. Sub-Plan to Participants in the United States be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Notwithstanding other provisions of the Plan or any Option Agreement or Restricted Share Unit Agreement, as applicable hereunder, no Award is intended to be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant and shall be reformed accordingly unless specifically determined by the Board. The Company shall use commercially reasonable efforts to implement the provisions of this Section 3.1 in good faith; provided that neither the Company, the Board nor any of the Company’s employees, Directors or representatives shall have any liability to Participants with respect to this Section 3.1. Without limiting the foregoing, the terms of Section 12 of the Plan ('Adjustments to the Shares subject to the Plan') as they relate to eligible Participants under this U.S. Sub-Plan shall be subject to the requirements and limitations of Section 409A of the Code.
3.2Persons Eligible for Awards. Awards under the U.S. Sub-Plan may be granted only to Employees, Consultants and Directors (each, a “Participant.”).
3.3Options. The Board may grant Awards to eligible persons described in Subsection 3.2 hereof and will determine the number of Shares subject to the Award, the exercise price of the Award, the period during which the Award may be exercised, and all other terms and conditions of the Award. The terms and conditions upon which the Awards shall be issued and exercised shall be as specified in an option agreement (the “Option Agreement”) or in a Restricted Share Unit Agreement (the “Restricted Share Unit Agreement”) to be executed pursuant to the Plan and to this U.S. Sub-Plan in a form satisfactory to the Board.
3.4Date of Grant. The date of grant of an Award will be the date on which the Board makes the determination to grant such Award, unless a later date is otherwise specified by the Board. An Option Agreement or a Restricted Share Unit Agreement, as applicable, and a copy of the Plan and this U.S. Sub-Plan will be delivered to the Participant after the granting of the Award.

3.5Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan and this U.S. Sub-Plan, shall adjust the number and class of Shares that may be delivered under the Plan and this U.S. Sub-Plan and/or the number, class, and price of Shares covered by each outstanding grant of Awards; provided, however, that the Board shall make such adjustments to each grant as required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the grant.
3.6Incentive Stock Option Limitations.
3.6.1Maximum Number of Shares Issuable under the U.S. Sub-Plan. As of the adoption of this U.S. Sub-Plan, there are 287,419 (as may be adjusted pursuant to Section 12.1 of the Plan and Section 3.5 hereof) Shares available for issuance under the U.S. Sub-Plan. If an Award should expire or become un-exercisable for any reason without having been exercised in full, the Shares that were subject thereto shall, unless the U.S. Sub-Plan shall have been terminated, become available for future grant under the U.S. Sub-Plan. Shares issued under the U.S. Sub-Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have, shall be available for future grant under the U.S. Sub-Plan.
3.6.2Maximum Number of Shares Issuable under the U.S. Sub-Plan Pursuant to Incentive Stock Options. Subject to adjustment as provided in the Plan and Section 3 of the U.S. Sub-Plan, as applicable, the maximum aggregate number of Shares that may be issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan and this U.S. Sub-Plan pursuant to the exercise of Incentive Stock Options shall not exceed 862,257.
3.6.3Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee. Any person who is not an Employee on the effective date of the grant of an Award to such person may be granted only a Nonstatutory Stock Option. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
3.6.4Fair Market Value Limitation. To the extent that Awards designated as Incentive Stock Options (granted under all shares plans of the Company and/or Affiliates, including the Plan) become exercisable by a Participant for the first time during any calendar year for Shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Awards which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 3.6.4, Awards designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Shares shall be determined as of the time the Award with respect to such Shares is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Awards as required or permitted by such amendment to the Code. If an Award is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Award the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Award first. Upon exercise of the Award, Shares issued pursuant to each such portion shall be separately identified.
3.6.5Change in Eligibility. Without the approval of the Company’s shareholders, there shall be no change in the class of persons eligible to receive Incentive Stock Options.
3.6.6Termination of Employment or Engagement. Even if an Award is designated as an Incentive Stock Option, then, unless otherwise determined by the Board, it ceases to qualify for favorable tax treatment as an Incentive Stock Option to the extent that it is exercised: (i) more than three months after the date when the Participant ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code); (ii) more than 12 months after the date when the Participant ceases to be an Employee by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code); or (iii) more than three months after the date when the Participant has been on a leave of absence for 90 days, unless the Participant’s reemployment rights following such leave were guaranteed by statute or by contract.
3.6.7No Disqualification. Notwithstanding any other provision in this Plan, no term of the Plan or this U.S. Sub-Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this U.S. Sub-Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s Incentive Stock Option under Section 422 of the Code.
3.6.8Modification, Extension or Renewal. The Board may modify, extend or renew outstanding Awards and authorize the grant of new Awards in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Award previously granted. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 3.6.8 hereof, the Board may reduce the exercise price of outstanding Awards without the consent of Participants by a written notice to them; provided, however, that the exercise price may not be reduced below Fair Market Value of the Shares on the date the action is taken to reduce the exercise price.
3.7Section 409A; RSUs. Notwithstanding anything to the contrary set forth herein and in the Plan, any RSUs granted under this U.S. Sub-Plan that are not exempt from the requirements of Section 409A of the Code will be intended to comply with the requirements of Section 409A of the Code, if applicable to the Company, and the Plan, this U.S. Sub-Plan and any applicable Restricted Stock Unit Agreement shall be interpreted accordingly.

3.8Exercise Price. The exercise price per share for an Award shall be not less than the Fair Market Value of a Share on the effective date of grant of the Award. No Incentive Stock Option granted to a Ten Percent Shareholder shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a Share on the effective date of grant of the Award. Notwithstanding the foregoing, an Award (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Award is granted pursuant to an assumption or substitution for another option or RSU in a manner qualifying under the provisions of Sections 424(a) and 409A of the Code.
3.8Term of Options. (a) No Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with the terms of such Option or under the Plan.
3.9Non-Transferability of Awards. Except as permitted by the Board, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by the holder of such Award, other than by will or by the laws of descent and distribution. The Board may permit the transfer of Nonstatutory Stock Option, by instrument to an inter vivos or testamentary trust in which the Nonstatutory Stock Options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “family member” as that term is defined in Rule 701 of the Securities Act, and may not be made subject to execution, attachment or similar process. For the avoidance of doubt, the prohibition against assignment and transfer applies to an Award and, prior to exercise, the Shares to be issued on exercise of an Award, and pursuant to the foregoing sentence shall be understood to include, without limitation, a prohibition against any mortgage, attachment, pledge, hypothecation, or other or other wilful encumbrance or transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Exchange Act), and including any power of attorney issued in respect thereof, whether such enters into force immediately or at a future date. During the lifetime of the Participant an Award will be exercisable only by the Participant or the Participant’s legal representative and any elections with respect to an Award may be made only by the Participant or the Participant’s legal representative. The terms of an Award shall be binding upon the executor, administrator, successors and assigns of the Award who is a party thereto.
3.10Change in Control.
3.10.1Notwithstanding the provisions of Section 12.4.1(i) of the Plan, in the event that the Company is subject to an M&A Transaction and outstanding Awards are assumed or exchanged for options and/or RSUs and/or shares and/or other securities or rights of the Successor Company or parent or affiliate thereof, the exercise price and the number and nature of options and/or RSUs and/or shares and/or other securities or rights of the Successor Company or parent or affiliate thereof issuable upon exercise of any such Award will be adjusted appropriately pursuant to Section 424(a) and Section 409A of the Code.
3.10.2Notwithstanding the provisions of Section 12.3 of the Plan, in the event that the Company is subject to a Spin-Off Transaction and outstanding Awards are exchanged for equity in the new company formed as a result of the Spin-Off Transaction, the exercise price and the number and nature of equity securities in the new company formed as a result of the Spin-Off Transaction issuable upon exercise of any such Award will be adjusted appropriately pursuant to Section 424(a) and Section 409A of the Code.
3.Information to Participants who Received Awards. If the Company is relying on the exemption from registration under Section 12(g) of the Exchange Act pursuant to Rule 12h-1(f)(1) promulgated under the Exchange Act, then the Company shall provide the Required Information (as defined below) in the manner required by Rule 12h-1(f)(1) to all Participants who received an Award every six months until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is no longer relying on the exemption pursuant to Rule 12h-1(f)(1); provided, that, prior to receiving access to the Required Information the Participant must agree to keep the Required Information confidential pursuant to a written agreement in the form provided by the Company. For purposes of this Section 3.11, “Required Information” means the information described in Rules 701(e)(3), (4) and (5) under the Securities Act, with the financial statements being not more than 180 days old before the sale of securities to which it relates. The Company shall provide financial statements at least annually to the extent required by Section 260.140.46 of the California Code of Regulations to applicable Participants.
4.WITHOLDING TAXES
4.1Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan and this U.S. Sub-Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable tax withholding requirements prior to the issuance and the delivery of any certificate or certificates for such Shares.
4.2Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax with-holding and the Participant is obligated to pay the Company the amount required to be withheld, the Board may in its sole discretion allow the Participant to satisfy the minimum tax withholding obligation by electing to have the Company withhold from the Shares to be issued up to the minimum number of Shares having a Fair Market Value on the date that the amount of tax to be withheld is to be determined that is not more than the minimum amount to be withheld. Any election by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Board for such elections and be in writing in a form acceptable to the Board.
5.PAYMENT FOR EXERCISES:
Payment for Shares acquired pursuant to this U.S. Sub-Plan may be made in cash (by check or wire transfer) or where permitted by law: (a) by participating in a formal cashless exercise program implemented by the Board in connection with this U.S. Sub-Plan; (b) subject to compliance with applicable law, provided that a public market for the Shares exists, through a “same day sale”

commitment from the Participant and a broker-dealer whereby the Participant irrevocably elects to exercise the Award and to sell a portion of the Shares so purchased sufficient to pay the total exercise price, and whereby the broker-dealer irrevocably commits upon receipt of such Shares to forward the total exercise price directly to the Company; or by any combination of the foregoing or any other method of payment approved by the Board.
6.RESTRICTIONS ON SHARES
6.1Privileges of Stock Ownership. No Participant will have any of the rights of a shareholder with respect to any Shares until such Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.
6.2Rights of First Refusal. At the discretion of the Board, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, provided that such right of first refusal terminates upon the Company’s initial public offering of ordinary stock pursuant to an effective registration statement filed under the Securities Act.
6.3Escrow; Pledge of Shares. To enforce any restrictions on Participant’s Shares, the Board may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Board, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Board may cause a legend or legends referencing such restrictions to be placed on the certificate.
6.4Securities Law Restrictions. All certificates for Shares or other securities delivered under this U.S. Sub-Plan will be subject to such stock transfer orders, legends and other restrictions as the Board may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
7.AUTHORIZATION OF U.S. SUB-PLAN
7.1This U.S. Sub-Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten years from such date or from the date of its approval by the shareholders of the Company, whichever is earlier, unless sooner terminated under the terms of the Plan.
7.2Continuance of the Plan and this U.S. Sub-Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan or the U.S. Sub-Plan are adopted and each increase to the reserve under the U.S. Sub-Plan thereafter.

8.GOVERNING LAW
The U.S. Sub-Plan shall in all respects be governed by and be construed in accordance with the laws of the State of Delaware and the state and federal courts located within the State of Delaware shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection the U.S. Sub-Plan and contracts entered into in connection with the U.S. Sub-Plan in connection with the Plan accordingly any proceedings, suit or action arising out of the U.S. Sub-Plan or contracts entered into in the United States under the Plan and shall be brought in such courts.